EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-QSB of Insightful Corporation for the quarter ended March 31, 2007, I, Jeffrey E. Coombs, President and Chief Executive Officer of Insightful Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Insightful Corporation.

/s/ JEFFREY E. COOMBS
Jeffrey E. Coombs
President and Chief Executive Officer
(Principal Executive Officer)

May 15, 2007